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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]




The Board of Directors
Dauphin Deposit Corporation


Re:  Registration Statements No.  33-53793
                                  33-17401
                                  33-50172
                                  33-61848
                                  33-59941
                                  33-02577
                                   2-73258


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our reports dated April 15, 1996, except as to note 6, which is as of May 13, 1996, and July 15, 1996, except as to note 6 which is as of August 9, 1996, and October 18, 1996, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.




/s/ KPMG Peat Marwick LLP



November 11, 1996
Harrisburg, Pennsylvania



Exhibit 15(b)